Exhibit 3

RESTATED BYLAWS

OF

OXIS INTERNATIONAL, INC.

(April 29, 2003)

ARTICLE 1

CORPORATE OFFICES

1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be fixed in the Certificate of Incorporation of the corporation.

1.2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

2.1 Place of Meetings.

2.1.1 Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

2.1.2 The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.2 Annual Meeting. The annual meeting of the stockholders of the corporation for the purpose of election of directors and for such other business as may properly come before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

2.3 Special Meetings. The Chairman of the Board, President or the Board of Directors may call a special meeting of the stockholders of the corporation at any time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

2.4 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence or inability to act, by the President, or in his or her absence or inability to act, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by a proxy and entitled to vote at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as in the judgment of such chairman are necessary, appropriate or convenient for the proper conduct of the meeting.

2.5 Notice of Meetings.

2.5.1 Except as otherwise provided by law or the corporation’s Certificate of Incorporation, written notice (as the term “written” is defined in ARTICLE 9 hereof) of each meeting of stockholders, specifying the place, if any, date and hour of the meeting; the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to the stockholder in accordance with the procedures set forth in ARTICLE 7 hereof. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

2.5.2 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5.3 Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5.4 Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

2.6 Quorum and Voting. At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or these bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 Voting.

2.7.1 Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

2.7.2 Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

2.7.3 Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.

2.7.4 Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

2.8 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in Section 219 of the Delaware General Corporation Law shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.9 Nominations and Stockholder Business.

2.9.1 Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.9 who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.9.

2.9.2 Nominations by stockholders of persons for election to the Board of Directors of the corporation may be made at an annual meeting of the stockholders in compliance with subsection 2.9.3 hereof. The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made as set forth in subsection 2.9.1 and this subsection 2.9.2. To be timely, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not less than 120 days prior to the anniversary date of the prior year’s annual meeting. Notwithstanding this 120-day notice requirement, to be timely for the purposes of the 2004 annual meeting, the stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not later than the close of business at least 45 days before the date on which the corporation first mailed the proxy materials for the prior year’s annual meeting of shareholders. Such stockholder’s notice to the secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal was made, (i) their name and record address and (ii) the class and number of shares of capital stock of the corporation which is beneficially owned by each of them, (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder giving such notice and the beneficial owner, if any, on whose behalf the proposal is made, and (c) any other information that is required to be provided by the stockholder pursuant to the rules and regulations then in effect governing the solicitation of proxies under the Securities Exchange Act (the “Exchange Act”) in his or her capacity as a proponent of a stockholder proposal, regardless of whether the corporation shall at such time be subject to the proxy solicitation rules of the Exchange Act. For a stockholder proposal to be properly presented at the meeting, in addition to providing the corporation notice as described above, the stockholder also must have delivered a proxy statement and form of proxy to each stockholder holding a sufficient number of shares to carry such proposal.

2.9.3 Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors and only pursuant to the corporation’s notice of the meeting. Nominations of persons for election to the Board of Directors of the corporation may also be made at such meeting by any stockholder of the corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this subsection 2.9.3 and subsection 2.9.4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to a timely notice in writing to the secretary of the corporation. The stockholder giving the notice must be a stockholder of record at the time of giving the notice and entitled to vote at the meeting. To be timely, the stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not less than 120 days prior to the anniversary date of the prior year’s annual meeting. Notwithstanding this 120-day notice requirement, to be timely for the purposes of the 2004 annual meeting, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not later than the close of business at least 45 days before the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders. In all cases, the stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director by the stockholders of the corporation unless nominated in accordance with the procedures set forth herein.

2.9.4 The chairman of the meeting referred to above in subsections 2.9.2 and 2.9.3 may, if the facts warrant, determine and declare to the meeting that any proposal made at the meeting or any nomination of a director candidate at the meeting was not made in accordance with the procedures set forth in these Bylaws and, in such event, the proposal or nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

2.9.5 Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9, shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.10 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine, in number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE 3

DIRECTORS

3.1 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by law or by the Certificate of Incorporation.

3.2 Number and Term of Office. The authorized number of directors which shall constitute the whole of the Board of Directors shall be not less than three (3) nor more than nine (9), with the exact number to be determined by resolution adopted from time to time by the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election and Term of Office of Directors. Except as provided in Section 3.5, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of stockholders in each year and shall hold office for a term of one (1) year, until the next annual meeting of stockholders and until their successors shall be duly elected and qualified.

3.4 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any two directors. Notice of special meetings stating the place, date and hour of the meeting shall be given to each director either by mail or by telephone, telegram, electronic mail or facsimile transmission not less than forty-eight (48) hours before the date of the meeting. The notice shall include a brief summary of the subject matter of the meeting. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.5 Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

3.6 Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, shall act as chairman of the meeting and preside thereat. In the absence of the Chairman of the Board, the President, or, in the absence of the President, a director chosen by a majority of the directors present shall preside over the meeting. The Secretary (or, in his or her absence or inability to act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

3.7 Resignations. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.8 Vacancies. Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.9 Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these bylaws relating to the rights of the stockholders, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the corporation given at a special meeting of the stockholders called and held for the purpose in the manner hereinabove provided; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board of Directors.

3.10 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity, provided no such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.12 Committees.

3.12.1 Executive Committee:

3.12.1.1 The Board of Directors may appoint an Executive Committee consisting of not less than three (3) members of the Board. The officer of the corporation who is the Chief Executive Officer of the corporation shall, if that person is also a member of the Board, be a member of such Executive Committee, and shall be chairman of the Executive Committee, unless in the implementing resolutions another person is designated as chair. Membership on the Executive Committee shall be at the pleasure of the Board of Directors and vacancies in the membership of the Executive Committee may be filled at any meeting of the Board of Directors.

3.12.1.2 During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the affairs of the corporation in all cases in which specific directions shall not have been given by the Board of Directors; provided, however, that, except as specifically permitted by the Delaware General Corporation Law, the Executive Committee shall not have the power or authority to: (a) approve, adopt or propose to stockholders actions that such Delaware General Corporation Law requires be approved by stockholders; or (b) adopt, amend or repeal these bylaws. All actions taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors; provided, however, that no rights of third parties shall be affected by such revision or alteration.

3.12.1.3 A majority of the Executive Committee members shall constitute a quorum, and in every case the affirmative vote of a majority of the whole number of members constituting the Executive Committee shall be necessary for the passage of any resolution. Regular minutes of the proceedings of the Executive Committee shall be maintained.

3.12.1.4 The Executive Committee may act by the unanimous written consent of all its members although not formally convened in meeting. The Executive Committee shall fix its own rules and procedures and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the Chairman or of any member of the Committee.

3.12.1.5 Other Committees: The Board of Directors may appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these bylaws.

ARTICLE 4

OFFICERS

4.1 Designation; Election; Qualification.

4.1.1 In addition to the offices of President and Secretary, which shall be required, the officers may include a Chief Executive Officer, Vice Presidents and other officers as the Board of Directors shall, from time to time, appoint. The officers shall be appointed by, and hold office at the pleasure of, the Board of Directors. Any two offices may be held by the same person except the offices of President and Secretary.

4.1.2 A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

4.2 Compensation and Term of Office.

4.2.1 The compensation and term of office of all the officers of the corporation shall be fixed by the Board of Directors.

4.2.2 Any officer may be removed either with or without cause by action of the Board of Directors.

4.2.3 Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, provided that the Board of Directors may reject any postdated resignation by notice in writing to the resigning officer.

4.2.4 This Section 4.2 shall not affect the rights of the corporation or any officer under any express contract of employment.

4.3 Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is appointed by the Board of Directors, shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The Chairman of the Board of Directors shall perform such other duties as may be assigned from time to time by the Board of Directors.

4.4 President and Chief Executive Officer.

4.4.1 President. Unless the implementing resolutions of the Board of Directors of the corporation provide otherwise, the President shall also be the Chief Executive Officer of the corporation and shall have the general powers of supervision and direction over the management of the corporation. In the absence of the office of Chairman of the Board, or in the absence of the Chairman of the Board from time to time, the President, if present, shall preside at each meeting of the stockholders and the Board of Directors. He or she shall perform all duties incident to the offices of President and Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Executive Committee. If the Board of Directors appoints a President, who is not also the Chief Executive Officer, then the implementing resolutions of the Board of Directors effecting such appointment shall also specify the duties of the President.

4.4.2 Chief Executive Officer. The Board of Directors may designate the separate office of Chief Executive Officer, with such duties as shall be set forth in the implementing resolutions of the Board of Directors. Such duties and office may be combined with any one or more offices as are designated from time to time by the Board of Directors.

4.5 Vice Presidents. The Vice Presidents, if any, shall perform such duties as the Board of Directors shall prescribe or as shall be prescribed by the President with the ratification of the Board of Directors. In the absence or disability of the President, his duties and powers shall be performed and exercised by the then most senior Vice President as designated by the Board of Directors, unless the Board of Directors has another contingency plan in place, which shall govern.

4.6 Secretary.

4.6.1 The Secretary shall keep or cause to be kept at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders showing the time and place of the meeting, whether it was regular or special, if special, how authorized, the notice given, the names of those present at Board of Directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

4.6.2 The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of each certificate issued for such shares, and the number and date of cancellation of certificates surrendered for cancellation.

4.6.3 The Secretary shall give or cause to be given such notice of the meetings of the stockholders and of the Board of Directors as is required by the bylaws. He or she shall keep the seal of the corporation and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

4.6.4 Other Officers. Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE 5

VOTING OF SECURITIES OWNED BY THE CORPORATION

All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President or by any Vice President.

ARTICLE 6

SHARES OF STOCK AND RECORD DATE

6.1 Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Secretary or any Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.3 Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

6.4 Fixing Record Dates.

6.4.1 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4.2 In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

NOTICES

7.1 Whenever, under any provisions of these bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either: (i) timely and duly deposited in the United States mail, postage prepaid, and addressed to the stockholder’s last known post office address as shown by the stock record of the corporation or its transfer agent; or (ii) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

7.2 Any notice required to be given to any director may be given by the method hereinabove stated. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

7.3 If no post office address of a stockholder or director be known, such notice may be sent to the principal executive office of the corporation. An affidavit executed by a duly authorized and competent employee of the corporation or the transfer agent or other agent of the corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.

7.4 All notices given by mail, as above provided, shall be deemed to have been given as of the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of: (a) such posting; and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the corporation.

7.5 The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.

7.6 Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these bylaws, a waiver thereof in writing given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7.7 Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.8 Whenever notice is to be given to the corporation by a stockholder under any provision of law or of the Certificate of Incorporation or bylaws of the corporation, such notice shall be delivered to the Secretary at the principal executive office of the corporation. If delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company’s most recent proxy statement.

ARTICLE 8

AMENDMENTS

Unless otherwise provided in the Certificate of Incorporation, these bylaws may be repealed, altered or amended or new bylaws adopted, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting; provided, however, that the notice of such meeting shall have been given as provided in these bylaws, which notice shall mention that an amendment or repeal of these bylaws, or the adoption of new bylaws, is one of the purposes of such meeting. The Board of Directors shall also have the authority to repeal, alter or amend these bylaws or adopt new bylaws (including, without limitation, the amendment of any bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such bylaws.

ARTICLE 9

ELECTRONIC TRANSMISSION

When used in these bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE 10

GENERAL MATTERS

10.1 Checks; Drafts; Evidence of Indebtedness. From time to time, the Board of Directors may determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

10.2 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee, other than the then duly appointed Chief Executive Officer or Chief Financial Officer, shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.3 Fiscal Year. Until changed by the Board of Directors, the fiscal year of this corporation shall begin on the first day of January of each year and end on the last day of December of each year.

10.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

10.5 Provisions Additional to Provisions of Law. All restrictions, limitation, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

10.6 Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which upon being construed in the manner provided in Section 10.5 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsection, subdivisions, sentences, clauses or phrases is or are illegal.